UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2005

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The registrant is filing this amendment to its Form 8-K for the event reported February 21, 2005. Specifically, descriptions of Mr. Liguori’s biographical information and employment agreement have been added.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

A description of Mr. Liguori’s Employment Agreement is set forth below in Item 5.02.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2005, Iomega Corporation announced the appointment of Thomas Liguori as its Chief Financial Officer, effective February 21, 2005. The full text of the press release issued in connection with this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining Iomega, Mr. Liguori served from April 2000 to February 2005 as the Chief Financial Officer of Channell Commercial Corporation, a worldwide designer and manufacturer of telecommunications equipment supplied to broadband and telephone network providers. From 1996 to 2000, Mr. Liguori served at Dole Food Company as Chief Financial Officer of Dole Europe in Paris, France. From 1992 to 1996, he held various financial positions, including Vice President, Finance, with Teledyne Inc., a manufacturer of consumer and industrial products.

Pursuant to an Employment Agreement entered into in January 2005, Iomega agreed to pay Mr. Liguori an annual base salary of $260,000. Mr. Liguori’s annual incentive award was targeted at 45% of his annual salary, with 50% of his bonus pay-out (prorated from date of employment) guaranteed for 2005. Mr. Liguori was granted an option to purchase 85,000 shares of Iomega’s common stock. The agreement provides for Iomega to pay Mr. Liguori severance pay equal to nine months of base salary if his employment is terminated or “constructively terminated” other than for cause.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index is filed as a part of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2005	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Executive Vice President, Business Solutions, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release issued on February 22, 2005 announcing the appointment of Thomas Liguori as Iomega Corporation's Chief Financial Officer, effective February 21,2005.